Exhibit 107

Calculation of Filing Fee Tables
S-8
Axe Compute Inc. (f/k/a Predictive Oncology Inc.) (Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	1,000,000	$ 4.80	$ 4,800,000.00	0.0001381	$ 662.88
Total Offering Amounts:						$ 4,800,000.00		$ 662.88
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 662.88
Offering Note
[1]	(1) This registration statement covers a total of 1,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of Axe Compute Inc. (the "Registrant") reserved for issuance under the Registrant's 2024 Equity Incentive Plan, as amended (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock that become issuable under the Plan, as may be amended from time to time, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. (2) Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of $4.80, which represents the average of the high and low price per share of the Registrant's Common Stock on December 5, 2025 as reported on the Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A